                                  EXHIBIT 16

Merrill Lynch Minnesota Municipal Bond Fund of Merrill Lynch Multi-State Municipal Series Trust - Class D
           10/21/94 - 7/31/95                   Since           Since
                                              Inception       Inception
                                           Average Annual      Total
                                            Total Return       Return*
                                               ----------    ----------
Initial Investment                              $1,000.00     $1,000.00

Divided by Initial Maximum Offering Price           10.41
                                               ----------
Divided by Net Asset Value                                         9.99
                                                             ----------
Equals Shares Purchased                            96.096       100.100

Plus Shares Acquired through
  Dividend Reinvestment                             3.967         4.132
                                               ----------    ----------

Equals Shares Held at 7/31/95                     100.063       104.233


Multiplied by Net Asset Value at 7/31/95            10.32         10.32
                                               ----------    ----------

Equals Ending Redeemable Value at
     $1000 Investment (ERV) at 7/31/95           1,032.65      1,075.68

Divided by $1,000 (P)                              1.0327        1.0757

Subtract 1                                         0.0327        0.0757


Expressed as a percentage equals the
  Aggregate Total Return for the Period (T)         3.27%
                                               ==========

Expressed as a percentage equals the
  Aggregate Total Return for the Period                           7.57%
                                                             ==========
ERV divided by P                                   1.0327

Raise to the power of                              1.2898

Equals                                             1.0423

Subtract 1                                         0.0423


Expressed as a percentage equals the
  Average Annualized Total Return                   4.23%
                                               ==========

* Does not include sales charge for the period.
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          30 DAYS STANDARDIZED YIELD
         FOR THE PERIOD ENDING 7-31-95

  Merrill Lynch Minnesota Municipal Bond Fund of Merrill Lynch Multi-State Municipal Series Trust - Class D


Long term income generally based on yield to
    maturity times market value of each security                $2,960

Plus short term income accrued for the past
   thirty days                                                     426
                                                       ---------------
Equals Total Income                                              3,385

Less expenses for the past thirty days                            -466
                                                       ---------------
Equals net monthly income for yield calculation                  2,920
                                                       ---------------
Average shares outstanding for 30 days                          63,718

Times the Maximum Offering Price                                 10.74
                                                       ---------------
Equals total dollars                                          $684,333
                                                       ===============

Net monthly income divided by total dollars equals         0.004266314

Add 1                                                      1.004266314

Raise to the power of 6                                    1.025872463

Subtract 1                                                 0.025872463

Times 2                                                    0.051744926

Expressed as a percentage equals the
  standardized yield for 30 day period                           5.17%
                                                              ========

Tax Rate                                                        28.00%

X = 1 minus Tax Rate                                            72.00%

Standardized Yield divided by X equals
  Tax Equivalent Yield for 30 day period                         7.18%
                                                              ========